UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 6, 2005

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement.

Compensation Arrangements with Committee Chairs

On December 6, 2005, the Board of Directors (the “Board”) of Lattice Semiconductor Corporation (“Lattice”) approved new compensation arrangements for the chairs of the Audit, Compensation, and Nominating and Governance Committees of the Board.  The material terms of the compensation arrangements are described on Exhibit 99.1 filed with this Form 8-K, which is incorporated herein by reference.

Distributions from Executive Deferred Compensation Plan

Pursuant to changes to applicable law, the Board has taken the necessary actions to allow participants in the Lattice Semiconductor Corporation Executive Deferred Compensation Plan (the “EDCP”), including our executive officers, the opportunity to terminate participation in the EDCP and take complete distributions of deferred amounts under the EDCP in 2005.

The form of election to terminate participation in the EDCP is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Acceleration of Stock Option Vesting

On December 6, 2005, the Board accelerated the vesting of all stock options granted to employees, including executive officers, under Lattice’s 1996 Stock Incentive Plan and 2001 Stock Plan that have exercise prices greater than or equal to $7.25 per share.  In connection with the accelerated vesting, the stock option agreements with Lattice’s executive officers will be amended to provide that upon exercise of any stock options subject to the accelerated vesting, the shares issued upon exercise will not be transferable until the earlier of (i) the date the accelerated options would have otherwise vested in accordance with the terms of the original stock option agreement and (ii) the date the executive ceases to be an employee of Lattice (for options granted under the terms of the 1996 Stock Incentive Plan) or an employee or consultant to Lattice (for options granted under the terms of the 2001 Stock Plan).  The amended option agreements will require that any shares issued upon exercise of accelerated options will be held in escrow until the aforementioned transfer restrictions lapse.

The foregoing summary of the amendments to the option agreements is qualified in its entirety by the text of the amendments to the option agreements, the form of which is filed as Exhibit 99.3 hereto and which is incorporated herein by reference.

2006 Executive Bonus Plan

On December 6, 2005, the Compensation Committee (the “Compensation Committee”) and the Board of Lattice approved the 2006 Executive Bonus Plan (the “Executive Bonus Plan”).  Lattice’s Chief Executive Officer and other members of senior management as nominated by the Chief Executive Officer and approved by the Compensation Committee are eligible to participate in the Executive Bonus Plan.

The bonus payout for each participant will be based both on company performance, as measured by achievement of revenue and operating income performance goals approved by the Board prior to the commencement of the plan year, and individual performance.  The revenue and operating income goals will be equally weighted in calculating the bonus payout.  The Compensation Committee will determine the individual performance of the Chief Executive Officer, and the Chief Executive Officer will determine the individual performance of the other participants.  For each participant, a specified minimum achievement against the revenue and operating income objectives is required for any bonus payment.

The Compensation Committee approved a target bonus and a maximum bonus for each participant, based on the participant’s annual salary.  The target bonuses for participants range from 20% to 70% of salary, and the maximum bonuses range from 50% to 200% of salary.  The target bonus and maximum bonus for each of

Lattice’s executive officers participating in the Executive Bonus Plan are as follows:

Executive Officer	Target Bonus	Maximum Bonus

Stephen A. Skaggs, President and Chief Executive Officer	$280,000	$800,000

Jan Johannessen, Senior Vice President and Chief Financial Officer	$104,838	$262,096

Steve Donovan, Corporate Vice President, Sales	$68,135	$170,336

Martin Baker, Corporate Vice President, General Counsel and Secretary	$67,409	$168,524

Lattice must be profitable on an operating basis (excluding non-cash charges) for participants to qualify for their maximum bonus under the Executive Bonus Plan.  If Lattice is not profitable on an operating basis, the maximum possible payment will be limited to the target bonus.  The target aggregate bonus for all participants under the Executive Bonus Plan is approximately $1.2 million, and the maximum aggregate bonus amount payable to all participants under the Executive Bonus Plan is approximately $3.2 million.

The foregoing summary of the Executive Bonus Plan is qualified in its entirety by the text of the Executive Bonus Plan, which is filed as Exhibit 99.4 hereto and is incorporated herein by reference.

Voluntary Separation Program – Separation Agreement

On December 9, 2005, Lattice entered into a Separation Agreement (the “Separation Agreement”) with Frank Barone, Lattice’s Corporate Vice President, Product Operations.  The Separation Agreement was entered into in connection with Lattice’s voluntary separation program, which was instituted as part of Lattice’s previously announced corporate restructuring.  The voluntary separation program is available to all Lattice domestic employees whose age plus years of service equals or exceeds 71 years.  Under the terms of the Separation Agreement, Mr. Barone’s employment will terminate on January 1, 2006.  He will be entitled to receive a cash payment of $242,019, less applicable withholding taxes, which is equivalent to nine months of his current salary.  Lattice will pay a portion of the COBRA premium equal to Lattice’s coverage of the regularly monthly premiums pursuant to Lattice’s medical, dental and other health insurance plans until the earlier of (i) December 31, 2006 and (ii) the date he obtains replacement coverage from a new employer.  Finally, Mr. Barone agreed to a general release of any claims he may have against Lattice.

The foregoing summary of the Separation Agreement is qualified in its entirety by the text of the Separation Agreement, which is filed as Exhibit 99.5 hereto and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 6, 2005, the Board appointed Balaji Krishnamurthy and Gerhard Parker as members of the Board.  Mr. Krishnamurthy will be a Class II Director and serve on the Compensation Committee.  Mr. Parker will be a Class III Director and serve on the Audit Committee.

As described in Item 1.01 above, on December 9, 2005, Frank Barone, Lattice’s Corporate Vice President, Product Operations, entered into a Separation Agreement with Lattice which provides for the termination of his employment with Lattice on January 1, 2006.  Mr. Barone’s termination is in connection with Lattice’s voluntary separation program, which was instituted as part of Lattice’s previously announced corporate restructuring.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Description of Compensation Arrangements with Committee Chairs
99.2	Executive Deferred Compensation Plan – Termination of Participation Form
99.3	Form of Amendment to Option Agreements of Executive Officers
99.4	2006 Executive Bonus Plan
99.5	Separation Agreement with Frank Barone dated December 9, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: December 9, 2005	By:	/s/ Jan Johannessen
Jan Johannessen Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Description of Compensation Arrangements with Committee Chairs
99.2	Executive Deferred Compensation Plan – Termination of Participation Form
99.3	Form of Amendment to Option Agreements of Executive Officers
99.4	2006 Executive Bonus Plan
99.5	Separation Agreement with Frank Barone dated December 9, 2005